UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	July 11, 2011

Zanett, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32589	56-4389547
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

635 Madison Avenue, 15th Floor, New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(212) 583-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 6, 2011, Zanett, Inc. (the “Company”) received a letter from the NASDAQ Stock Market (“NASDAQ”) notifying the Company that the bid price per share for the Company's common stock has closed below the $1.00 minimum bid price requirement for 30 consecutive trading days and that, as a result, the Company no longer meets The NASDAQ Capital Market's minimum bid price requirement for continued listing set forth in Marketplace Rule 5550(a)(2).  No breach of any other listing requirement was listed in the letter.

Pursuant to Marketplace Rule 5810(c)(3)(A), the Company has 180 calendar days, or until January 3,  2012, to regain compliance with the rule.  To regain compliance with the minimum bid price requirement, the closing bid price of the Company's common stock must close above $1.00 for a minimum of ten consecutive trading days.  Furthermore, the letter also states that in certain circumstances, the NASDAQ staff has the discretion to require compliance for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days.

The 180-day compliance period relates exclusively to the Company's bid price deficiency.  The Company may be delisted during the 180-day period for failure to maintain compliance with any other listing requirement which occurs during this period.  Currently the Company believes that it is not in breach of any other listing requirement.

If, by January 3, 2012 the Company cannot demonstrate compliance with Marketplace Rule 5550(a)(2), then the NASDAQ staff will determine whether or not the Company meets The NASDAQ Capital Market initial listing criteria set forth in NASDAQ Marketplace Rule 5550, except for the bid price requirement.

If the Company meets the initial listing criteria (with the exception of the bid price requirement) and provides written notice of its intention to cure the deficiency during the second compliance period (by reverse stock split, if necessary), the NASDAQ staff will notify the Company that it has been granted an additional 180 calendar day compliance period, or until July 1, 2012.

If the Company is not eligible for an additional 180-day compliance period, the NASDAQ staff will provide written notice that the Company’s securities will be delisted.  At that time, the Company may appeal the NASDAQ staff’s determination to delist its securities to a Listing Qualifications Panel.

The Company’s management and Board of Directors are considering various alternatives to address this issue.

A copy of the letter (redacted for personal information) is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Letter from NASDAQ Stock Market dated July 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANETT, INC.

Date: July 11, 2011	By:	/s/ Dennis Harkins
Dennis Harkins
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter from NASDAQ Stock Market dated July 6, 2011.